Exhibit 10.16

LOAN AGREEMENT

NO. Si Hui (Da Wang) Nong Xin (2009) Jie Zi No. 14077

BORROWER:	Guangdong Jinhao Motorcycle Co., Ltd.

LENDER:	Rural Credit Cooperative of Sihui, Dawang Credit Association

LOAN AGREEMENT

Guangdong Jinhao Motorcycle Co., Ltd.(the “Borrower”),

ID card/enterprise legal person No. 441200400008320,

Legal representative (person in charge): Tsoi Man Hoo           Title: Chairman

Domicile: Zhaoqing High-Tech Zone,                                   Post Code: __________________________________

Tel:__________________________________                 Fax:__________________________________

And

Rural Credit Cooperative of Sihui, Dawang Credit Association (the “Lender”)

Domicile: Dawang                                                                                                 Post Code: __________________________________

Tel:______________________________________________      Fax:__________________________________

WHEREAS the Borrower applies for loan from the Lender, and the Lender agrees upon approval to issue the loan as prescribed in the Agreement,

WHEREAS under the principle of equality and free will, honesty and good faith, in accordance with pertinent laws, regulations and rules and through consultation, both parties hereby enter into this Agreement for strict implementation.

Article 1	Types and Purposes of the Loan

1.1

The type of the Loan hereunder shall be incremental borrowing (incremental borrowing, repaying the old debts, borrowing a new loan to repay the old debts, repaying the old and borrowing new debts, change to the parties to the loan agreement)

1.2	The Purpose of the Loan hereunder is for financing working capital requirements of the Borrower.

Without the Lender’s written consent, the Borrower shall not use the Loan for any other purpose and the Lender is entitled to supervise the use of the Loan.

Article 2	Currency and Amount of the Loan

2.1	The Currency of the Loan shall be RENMINBI.

2.2	The amount of the Loan shall be RENMINBI EIGHTTEEN MILLION ONLY, 18,000,000.

Article 3	Term of the Loan

The Term of the Loan shall be three (3) years (month/year), calculated from 8 April, 2009 to 1 April, 2012.

The Receipt of the Loan is an integral part of this Agreement and shall have the same legal effect as this Agreement. If there is any difference in the term, value amount, interest rate or currency prescribed in the Agreement and those prescribed in the Receipt of the Loan, the latter shall prevail.

Article 4	Method of Disbursement

The Borrower authorizes the Lender to directly remit the Loan to the follow account:

Name of account: Guangdong Jinhao Motorcycle Co., Ltd.

No. of account/card: 5988021401301000008957

Deposit bank: Dawang Credit Association

Article 5	Interest Rate

5.1

The interest rate of the Loan shall be the basis lending rate of the same period and the same level issued by the People’s Bank of China plus 55% . Thus, the annual interest rate shall be 6.975%, and shall be converted by the following formula: monthly interest rate = annual interest rate/12, daily interest rate = annual interest rate/360.

5.2

If the basis interest rate is adjusted and such adjustment is applicable to the Loan before the issuance of the Loan, the adjusted basis interest rate shall be adopted and the lending rate shall be re-determined as stipulated in Paragraph 1 of this Article. If the basis rate is adjusted after the issuance of the Loan, the lending rate shall be adjusted in Method D below:

A.

The interest rate shall be determined per year and be calculated by section within the loan term. If the loan term is less than one (1) year, including one (1) year, the interest rate of this Agreement shall be implemented and shall not be calculated by section. If the loan term is more than one (1) year, new interest rate shall be determined and implemented in accordance with the adjusted basis rate and the rate floating ratio as agreed in Paragraph 1 of this Article commencing from January 1 of the year after the date of each adjustment of the basis interest rate. Such adjustment is not subject to the Borrower’s consent, nor is it necessary to give a separate notice to the Borrower. If the basis rate is adjusted for two times or more than two times within one calendar year, the basis rate of the last adjustment within that calendar year shall prevail.

B.

The interest rate shall be determined per quarter and be calculated by section within the loan term. If the loan term is less than one (1) quarter, including one (1) quarter, the interest rate of this Agreement shall be implemented and shall not be calculated by section. If the loan term is more than one (1) quarter, new interest rate shall be determined and implemented in accordance with the adjusted basis rate and the rate floating ratio as agreed in Paragraph 1 of this Article commencing from the first day of the quarter after the date of each adjustment of the basis interest rate. Such adjustment is not subject to the Borrower’s consent, nor is it necessary to give a separate notice to the Borrower. If the basis rate is adjusted for two times or more than two times within one calendar quarter, the basis rate of the last adjustment within that calendar quarter shall prevail.

C.

The interest rate shall be determined per month and be calculated by section within the loan term. New interest rate shall be determined and implemented in accordance with the adjusted basis rate and the rate floating ratio as agreed in Paragraph 1 of this Article commencing from the first day of next month following each adjustment of the basis interest rate. Such adjustment is not subject to the Borrower’s consent, nor is it necessary to give a separate notice to the Borrower. If the basis rate is adjusted for two times or more than two times within one calendar month, the basis rate of the last adjustment within that calendar month shall prevail.

D.	The interest rate shall not be adjusted (That is, fixed interest rate shall be adopted).

E.	Others:

5.3

The basis rate refers to the lending rate of loan in the same period and of the same level issued by the People’s Bank of China; If the People’s Bank of China no longer issues the lending rate of loan in the same period and of the same level, the basis rate shall be the lending rate of loan in the same period and of the same level generally accepted by the banking industry, unless otherwise agreed upon by both parties.

Article 6	Conditions Precedent

Unless wholly or partially waived by the Lender, all the following conditions should be satisfied before the Lender is obligated to disburse the Loan to the Borrower. (The Lender’s disbursement of loan in absence of full satisfaction of the following conditions shall not constitute default in the Lender’s performance of obligations hereunder.)

6.1	The Borrower opens a basic account at the Lender.

6.2

The Borrower has completed legal procedures including but not limited to procedures in respect of approval, registration, and delivery of the Loan hereunder in compliance with pertinent laws and regulations and specific requirements of the Lender.

6.3	In case that there is guarantee on this Agreement, the guarantee that meets the Lender’s requirements has taken effect and remains effective.

6.4	The Agreement has become effective and the Borrower has not done any of the defaulting conducts stipulated herein.

6.5	The Borrower has provided the Lender with the documents and materials required by the Lender and such documents and materials have been examined and approved by the Lender.

6.6	Other conditions precedent to the disbursement of the loan agreed upon by both parties:

Article 7	Repayment

7.1

Principles of repayment: Unless otherwise agreed upon by the Borrower and the Lender, the following principles shall be complied with: pay the interests first, then the principal; the interests shall be paid off together with the principal.

7.2

Payment of interests: The interests shall be calculated from the date of actual disbursement (date of value) in accordance with the actual amount of loan and the actual number of days of loan. The loan shall be settled A (A. every month; B. every quarter; C. every year; D. by paying the interests together with the principal). In case of settlement every month/quarter/year, the date of interest settlement shall be fixed as the twenty-first day of every A (A. month; B. last month of the quarter; C. last month of the year). The Borrower shall pay the interests on every date of interest settlement; if the last date of principal repayment is not the date of interest settlement, the unpaid interests shall be paid together with the principal. Failure to pay the interests within the stipulated time shall be deemed as default.

7.3	Payment of principal: The principal shall be repaid by the Borrower in the second method below:

7.3.1	The Borrower shall pay off all the principals in a lump sum upon the expiry of the term of loan.

7.3.2

Plan of repayment in installment: The Borrower shall repay the principal in accordance with the loan certificates and/or the plan of repayment in installment indicated in the Annex-Plan of Repayment in Installment.

7.4

Method of repayment: The Borrower shall raise the fund prior to the interest settlement date and the date of repayment stipulated herein and deposit the money into the repayment account opened at the Lender. The Borrower authorizes the Lender to, on the interest settlement date and the repayment date, directly deduct corresponding principals and interests and other payable amount from the account that is confirmed to be repayment account in the Lender’s system. For such authorization no power of attorney needs to be issued. If the repayment account is an account of a thirty party other than the Lender, such third party shall issue a power of attorney, authorizing the Lender to deduct the amount payable by the Borrower from such account. If the Borrower’s repayment account is reported lost, frozen, cancelled or the Borrower needs to change the repayment account, the Borrower shall promptly notify the Lender and apply for formalities of alteration registration. Before such registration becomes effective, if it is impossible to deduct payment from the original repayment account, the Borrower shall make payment at the business office designated by the Lender and liabilities regarding the failure to deduct money shall be assumed solely by the Borrower.

Should the Borrower fail to make payment on time, the Lender has the right to directly deduct the interest and principal of the loan, breach penalty and any other payable amount from any account of the Borrower in the Lender’s system of rural credit cooperatives.

Article 8	Prepayment and Extension of Loan

8.1	Upon giving five (5) days’ written notice in advance and approval by the Lender, the Borrower may prepay all or any portion of the Loan.

8.2

The Borrower may prepay the principal provided that the Borrower has paid off the entire amount due and payable to the Lender. The Borrower shall settle the payable amount of that period before its prepayment of a portion of principal. With respect to the principal prepaid by the Borrower, the Lender shall charge interests on the basis of the lending rate implemented in the Agreement at the time of prepayment and the amount of prepaid principal, and the days shall be days of actual possession of the amount commencing from the last interest settlement date to the date of prepayment. The loan interests charged and collected before that time shall not be adjusted.

8.3	In case of the Borrower’s prepayment, the Lender shall be entitled to collect liquidated damages on prepayment in accordance with the ____ method:

8.3.1

In case of prepayment within ____ month(s) after the actual disbursement, liquidated damages = prepaid amount * _%; In case of prepayment ____ month(s) after the actual disbursement, liquidated damages = prepaid amount * _%.

	8.3.2	Other methods:

8.4

If the Borrower can not pay the principals and interests of the Loan hereunder within the stipulated term and needs an extension of Loan, the Borrower shall submit a written application thirty (30) days prior to the expiry date of Loan. If the Lender agrees on the extension upon examination, a loan extension agreement shall be entered into by and between both parties. If the Lender refuses to make an extension, the Borrower shall still be liable for repayment of the principals and interests in accordance with the Agreement.

Article 9	Guarantee of the Loan

9.1

The Borrower must provide guarantee for the performance hereunder in accordance with the Lender’s requirements. Methods of guarantee hereunder may be any one or a portfolio of the following methods: guarantee, mortgage, pledge or other methods of guarantee.

9.2	See guarantee methods and specific contents of guarantee hereunder in the guarantee provisions herein and provisions including but not limited to the following guarantee agreements and documents:

9.3

The Borrower hereby confirms that the Lender may, at its discretion, choose to exercise all or any portion of the rights in the guarantee agreements and documents referred hereto for the purpose of realization of the Lender’s credits, and the Borrower waives any defense against the Lender’s option mentioned above.

Article 10	Rights and Obligations of the Borrower

10.1	The Borrower shall be entitled to obtain and use the Loan as agreed herein.

10.2

Unless otherwise stipulated by laws, regulations, rules and/or this Agreement, the Borrower shall be entitled to require the Lender to keep confidential the individual or enterprise information in respect of family assets, financial materials, production and operation, etc. The Lender, if authorized by the Borrower, may disclose to the public material related to the Borrower within the scope of authorization.

10.3	The Borrower shall timely return the principals and interests in full in accordance with the Agreement.

10.4

The Borrower shall use the Loan for the purposes agreed in this Agreement and shall not use the Loan for any purpose other than those agreed herein. The Borrower shall guarantee that the purposes agreed herein comply with laws, regulations, rules, industrial codes and the Borrower’s articles of association and bylaws, and have obtained relevant licenses and authorization.

10.5

The Borrower shall guarantee that all the documents, materials and information provided by it to the Lender or any person designated by the Lender are true, reliable and effective without any forge, fraud or concealment. The Borrower shall provide the Lender with materials and information including but not limited to reports, statements, certificates and documents in respect of the Borrower’s business status, financial status, and shall guarantee that these materials and information are accurate, true, complete and effective.

10.6

The Borrower shall actively cooperate with the Lender and its authorized agent in their investigation into, understanding of and supervision on the Borrower and guarantor/securities’ production and operation, financial activities and use of the Loan hereunder.

10.7

If the Borrower conducts any of the following activities prior to its full settlement of the principals and interests hereunder, the Borrower shall give prior notice to the Lender. Unless it has obtained the Lender’s prior consent and guarantee is provided in compliance with the Lender’s requirements, and the liability for debt payment or prepayment is specified, the Borrower shall not implement the following activities:

10.7.1

To reduce the registered capital in any manner, to undergo any important system change such as division, merger, restructure, and stockholding system reform, or to apply for or undergo procedures like winding up, dissolution, liquidation and bankruptcy;

	10.7.2	To implement important events with respect to external investment and asset transfer;

	10.7.3	To carry out transactions of ownership and operation rights by means of lease, contract, joint-operation and trusteeship;

	10.7.4	To carry out important equity changes such as equity adjustment or equity transfer;

	10.7.5	To carry out any other activity that might cause change to the rights and obligations hereunder or might affect the realization of the Lender’s credits.

10.8

If any of the following circumstances occurs to the Borrower or in case of any event that might endanger the Borrower’s normal operation or its performance of repayment obligation hereunder, the Borrower shall notify the Lender in writing and shall, in accordance with the Lender’s requirements, actively raise funds for the repayment of principals and interests hereunder and implement safeguarding measures necessary for the full payment of payables within stipulated time:

10.8.1

There is any defaulting event arising from the loan agreements, credit line agreements and the credit agreements and guarantee agreements thereunder concluded by the Borrower with banks and other financial institutions and any other financing agreements concluded by the Borrower with other creditors.

10.8.2

There is any change to the Borrower’s name, legal representative(person in charge), domicile, operation scope, affiliation, major business scope, list of directors and officers, amendment to the joint venture contract or the company’s articles of association or adjustment to the internal organizational structure;

	10.8.3	The Borrower or its major leader is involved in any event violating discipline or law, or is claimed against;

	10.8.4	The Borrower has serious difficulties in business operation and its financial status deteriorates;

	10.8.5	Prior to the settlement of the debts hereunder, the Borrower has assumed or will assume debts, contingent debts or provide mortgage or pledge to a third party;

	10.8.6	There is any litigation or arbitration to the Borrower with respect to significant disputes over credits and debts;

	10.8.7	Any other event that might affect the Borrower’s financial status and its capacity of paying off its debts.

10.9

If, prior to the full repayment of principals and interests hereunder, the Borrower provides guarantee to others’ debts or mortgage or pledge its major assets to a third party and might affect its capacity of repaying principals and interests hereunder, the Borrower shall give a seven (7) days’ prior notice to the Lender in writing and shall not carry out such activities unless and until it has obtained the Lender’s written consent.

10.10	The Borrower and its investors shall not withdraw the capital, transfer the assets or transfer the equity without authorization so as to avoid payment of the debts owed to the Lender.

10.11

If the Borrower’s operation results of the relevant accounting year are insufficient to pay off the principals and interests and other costs and expenses payable by the Borrower to the Lender upon the expiry of such accounting year in accordance with this Agreement, the Borrower shall not distribute any dividends or bonus to its shareholders or investors.

10.12	The Borrower shall not dispose its assets in any manner that might endanger its capacity of paying off its debts and shall not provide others with any guarantee that is beyond its capacity.

10.13

The Borrower shall assume costs and expenses with respect to legal services, insurance, transportation, evaluation, registration, custody, appraisal, notarization, etc. and costs and expenses arising from the Lender’s recovery of its credits hereunder attributable to the Borrower’s fault.

10.14	The Borrower shall keep confident relevant business secrets of the Lender.

10.15	Transfer of its debts hereunder to a third party by the Borrower shall be subject to the Lender’s written consent.

10.16

The Borrower shall ensure that information provided by the Borrower, including but not limited to its address, contact information, business license, personal identification card are true, accurate and legal and shall guarantee to give written notice to the Lender within five (5) days as of the date of the change to such information. The Borrower shall guarantee that the Borrower can receive the certificates sent by the Lender making claims in accordance with the aforesaid information. If the Borrower fails to receive the certificates by which the Lender make claims due to errors in the aforesaid information or failure to timely update such information, the consequences shall be borne by the Borrower.

Article 11	Rights and Obligations of the Lender

11.1

The Lender shall be entitled to investigate the Borrower’s conditions with respect to production and operation, financial activities, inventories and its use of the Loan, and to require the Borrower to regularly provide documents, materials and information such as financial statements.

11.2

With respect to collection or pre-collection of the principals, interests, penalty interests, compound interest and other costs and expenses payable by the Borrower in accordance with the Agreement, the Lender may directly deduct such amount from any account opened by the Borrower in the rural credit association system to which the Lender is affiliated to and the deduction certificate is not subject to the Borrower’s signature and confirmation.

11.3	If the amount repaid by the Borrower is insufficient to pay off its payables hereunder, the Lender shall operate under the principle of “pay the interests first, and then pay the principals”

11.4

If the Borrower defaults, conducts any activities or gets involved in any circumstances that might have negative effect on the safety of the loan, the Lender may stop disbursement or require the Borrower to pay the principals, interests and relevant expenses and costs in advance.

11.5

In any of the following circumstances, the Lender may recover the principals and interests in advance or require the Borrower to timely provide other guarantee acceptable to the Lender: the guarantor hereof stops production, suspends business, is cancelled of registration, is cancelled of business license, goes bankrupt, is cancelled or has business losses, wholly or partially loses the guaranty capacity that matches with the Loan; the value of the guarantees pledged property or the pledged rights hereunder is reduced, damaged or lost in incident; other guarantee is in risk.

11.6

If the Borrower fails to perform its obligation of repayment, the Lender may disclose the Borrower’s default to the public, or provide relevant information to the reminding institution for the purpose of reminding and the Lender shall not assume any liability for any effect on the Borrower arising therefore.

11.7

The Borrower may, in accordance with pertinent laws, regulations and other regulatory documents, provide the information with this Agreement and other relevant information to the People’s Bank of China’s basic database for individual credit information and basic database for enterprise credit information and other credit databases established in accordance with laws for reference and use by qualified institutions and individuals. The Lender may, for the purpose of the conclusion and performance of the Agreement, check information regarding the Borrower and the guarantor through the People’s Bank of China’s basic database for individual credit information and basic database for enterprise credit information as well as other credit information database that are legally established..

11.8

Save for delay at the Borrower’s fault, the Lender shall make full disbursement to the Borrower on schedule provided that the Borrower meets all the obligations hereunder and all the conditions for disbursement are satisfied.

11.9	Other rights and obligations stipulated by laws, regulations and this Agreement.

Article 12	Defaulting Events

12.1	Any of the following circumstances shall constitute the Borrower’s default under this Agreement:

	12.1.1	The Borrower provides the Lender with false materials, information, or intentionally conceals material facts relating to the conclusion of this Agreement;

	12.1.2	The Borrower fails to use the Loan for the purpose agreed in the Agreement;

	12.1.3	The Borrower fails to repay or pay the principals, interests, costs and expenses and other payables in accordance with this Agreement;

	12.1.4	The Borrower breaches any other loan contract or guarantee contract, or the guarantor breaches the guarantee contract and might affect the Borrower’s performance of its obligations hereunder;

	12.1.5	The value of the mortgages or pledges hereunder reduces obviously and affects the Lender’s rights and the mortgagor the pledgeor fails to add corresponding guarantee;

	12.1.6	The business operation status or the financial status of the Borrower and/or its family deteriorates, or loses its business reputation;

	12.1.7	The Borrower transfers the properties, withdraws the capital or conducts any other activity to avoid payment of its debts;

12.1.8

The Borrower and/or its family has any dispute, litigation, arbitration with a third party or is imposed with administrative punishment or there is any event that the Lender believes will pose threat to or exert adverse effect on the Lender’s rights and interests and might affect the Borrower’s performance of its obligations hereunder;

	12.1.9	The Borrower has lost or will lose its capacity of repayment;

	12.1.10	Prior to the expiry of the loan term, the Borrower expressly states or indicates with its conduct that it will not perform its major obligation under this Agreement;

	12.1.11	All or any portion of the guarantee provisions or the guarantee documents fail to take effect, become invalid or are cancelled and the Borrower fails to add new guarantee as required by the Lender;

	12.1.12	There is any other event that might affect the Borrower’s capacity of repayment;

	12.1.13	The Borrower breaches any other obligation stipulated in this Agreement.

12.2	Any of the following circumstances shall constitute the Lender’s default:

	12.2.1	The Lender fails to provide funds as agreed herein;

12.2.2

The Lender adds or adds in disguised form the interests or other costs and expenses beyond the scope of lending rate floating stipulated by the People’s Bank of China and in violation of this Agreement.

13.	Liability for Breach of Agreement

13.1	If any of the defaulting events occurs to the Borrower, the Lender may (rather than must) take any of the following measures separately or aggregately:

13.1.1	To demand the Borrower to correct its default within stipulated time and indemnify corresponding losses;

13.1.2	To cease to disburse the Loan;

13.1.3	To declare the prompt expiry of the loan term and require the Borrower to promptly return all the principals, interests, and relevant costs and expenses;

13.1.4

To transfer amount in any currency from the Borrower’s account opened at the rural credit association system that the Lender is affiliated to for the purpose of payment of principals, interests and other amount payable by the Borrower;

13.1.5	To demand the Borrower to provide new guarantee for all the debts hereunder in accordance with the Lender’s requirements;

13.1.6	To exercise its guarantee rights;

13.1.7	If the Borrower fails to pay the principals in full, the Lender shall be entitled to collect interests on the principals overdue by 9‰ per day commencing from the day overdue.

13.1.8	If the Borrower fails to pay the interest on schedule, the Lender may collect compound interests on the unpaid interests by ___ per day;

13.1.9

If the Borrower fails to use the Loan in compliance with the purposes stipulated in this Agreement, the Lender shall be entitled to collect penalty interests by 9‰ per day on the amount that the Borrower has used for any other purpose, commencing from the date that the Loan is used for any other purpose to the date when the Borrower corrects such wrong behavior.

13.1.10

If the Borrower breaches any of its obligations hereunder, in addition to the collection of interests, compound interests and penalty interests stipulated in Subparagraphs (7), (8) and (9) of this Paragraph, the Lender shall be entitled to collect liquidated damages by __ per day on the basis of the involved principals;

13.1.11	To discharge the loan relationship with the Borrower;

13.1.12	To take any other measures stipulated in this Agreement or allowed by laws.

13.2	If the Lender conducts any activity stipulated in Paragraph 2 of Article 12 hereof, the Borrower may take the following measures separately or aggregately:

	13.2.1	To demand the Lender to correct its default within stipulated time;

	13.2.2	To make prepayment.

13.3

If the Lender takes measures such as litigation and arbitration to realize its credits due to the Borrower’s breach of contract, the Borrower shall assume legal costs, attorney’s fees, traveling expenses and other costs and expenses arising from realization of the Lender’s credits suffered by the Lender.

Article 14	Governing Law and Dispute Settlement

14.1	Conclusion, change, amendment, supplementation, validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the People’s Republic of China.

14.2

Any dispute arising from or related to this Agreement may be solved through negotiation between both parties. If the negotiation fails or either party is unwilling to negotiate, the dispute shall be solved in the second method:

	14.2.1	Submitting the case to ________________Arbitration Commission for arbitration in_________.

	14.2.2	Bringing the case to the people’s court in the area where the Lender is located.

14.3	Prior to the resolution of the dispute, the implementation of any provision hereof other than the disputed matters shall not be affected.

Article 15	Miscellaneous

15.1

Any matter uncovered herein shall be decided through negotiation between both parties; any matter on which both parties fail to reach any agreement shall be governed by laws, regulations and other pertinent provisions of the People’s Republic of China.

15.2	The following documents shall be an integral part of this Agreement and shall have the same legal effect as this Agreement:

	15.2.1	Receipt of loan

	15.2.2	Guarantee agreement and documents;

	15.2.3	Plan of repayment in installment;

	15.2.4	Other materials that are deemed necessary by both parties.

	15.3	The Borrower declares and warrants:

	15.3.1	The Borrower clearly understands the Lender’s business scope and authorized powers;

15.3.2

The Borrower has read all the provisions of this Agreement. Upon the Borrower’s request, the Lender has made corresponding explanation on this Agreement. And the Borrower has fully known and understood the meanings and legal results of the provisions hereof.

15.3.3

The Borrower has all the necessary rights and authorization and full capacity for rights and behavior with respect to engaging in its business operation and the conclusion and performance of this Agreement.

Article 16	Others

Article 17	Validity

This Agreement shall become effective when it is signed and sealed by both parties’ legal representatives (persons in charge) or authorized representatives and affixed with their official seals (if the Borrower is a natural person, use the Borrower’s signature).

Article 18	ounterparts

This Agreement has five (5) copies, with the Borrower holding one (1) copy and the Lender holding two (2) copies, and the remaining two (2) copies shall be kept by the Lender for the purpose of submission to competent authorities or persons for registration, recording or filing; each copy shall have the same legal effect.

(The rest of the page is intentionally left blank for signature and seal)

Borrower:	Lender:

Signature: (company seal of Guangdong Jinhao Motorcycle Co., Ltd.	Signature: (company seal of Rural Credit Cooperative of Sihui, Dawang Credit Association)

Date of Execution: 8 April, 2009

Place of Execution: Dawang Credit Association